Exhibit 99.2

Clinical Study Showed a Blueberry Antioxidant, pTeroPure® (pterostilbene), Significantly Reduced Blood Pressure in Adults

- Efficacy Data for ChromaDex®’s Patented pTeroPure® Presented at American Heart Association’s High Blood Pressure Research 2012 Scientific Sessions -

IRVINE, Calif. – September 20, 2012 – ChromaDex® Corporation (OTCBB: CDXC) announced today findings from a Phase 2/3 trial at the University of Mississippi Medical Center showing its patented nutritional ingredient pTeroPure® (pterostilbene) significantly reduced blood pressure in adults. The findings from the study, the first clinical trial of the pure compound, were presented today at the American Heart Association’s High Blood Pressure Research 2012 Scientific Sessions.1 pTeroPure, which was named the 2010 North American Most Promising Ingredient of the Year by the independent research company Frost & Sullivan, is a nature identical form of pterostilbene, an antioxidant found in blueberries.

“We saw reduced overall blood pressure in patients who received the high dose of pterostilbene,” said the study’s principle investigator, Daniel M. Riche, PharmD, Cardiometabolic Clinic Coordinator at the University of Mississippi School of Pharmacy. “The results of this study highlight that pterostilbene is a promising ingredient in the area of cardiometabolics.”

Pterostilbene is believed by many experts to show great promise for supporting heart health,2,3,4,5,6 cognitive function,7,8 anti-aging,9,10 weight loss and other metabolic disorders. Pterostilbene has superior biological activity,11,12,13,14,15 better oral bioavailability16,17,18 and metabolizes more slowly in the body than other antioxidant polyphenols (substances from plants that tend to prevent or neutralize the damaging effects of free radicals), resulting in more prolonged antioxidant activity.19,20,21,22

The study, a double-blind, placebo-controlled trial, included 80 adults averaging 54 years of age with high cholesterol (total cholesterol of 200 or greater and/or LDL cholesterol of 100 or greater). Most participants were women (71%) and some had been diagnosed with high blood pressure (55%). The mean average baseline systolic blood pressure (BP) was 127.4 mmHg and the mean average baseline diastolic BP was 79.3 mmHG. The American Heart Association guidelines state that >119 mmHg systolic BP and >79 mmHg diastolic BP are classified as pre-hypertensive.23 Twice daily, participants received high (125 mg) doses of pterostilbene, low (50 mg) doses of pterostilbene, pterostilbene (50 mg) with grape extract (100 mg), or placebo. The investigators assessed participants’ blood pressure, body weight and blood lipids at the beginning and end of the study.

By the end of the study, participants in the high-dose pterostilbene group (250 mg/day) achieved significant reductions in BP compared to placebo: 7.8 mmHg in systolic BP (p < 0.01) and 7.3 mm Hg in diastolic BP (p < 0.001), without serious adverse events. The only change in lipids was an increase in LDL cholesterol with pTeroPure (24.9 mg/dL, p < 0.001), which was less among participants on cholesterol-lowering medication and was not seen among those who also received the grape extract. Participants not on cholesterol medication also achieved a minor average reduction in body weight (reduced body mass index 0.59 kg/m2) with pTeroPure. ChromaDex plans to conduct further studies specific for weight reduction to evaluate this trend.

“With high blood pressure affecting more than 76 million adults in the U.S.,24 we are thrilled that these findings show pTeroPure to be effective at reducing blood pressure,” said Frank Jaksch Jr., CEO and co-founder of ChromaDex. “With limited  non-prescription options to address this ‘silent killer,’ these results will allow pTeroPure to carry a claim of being ‘clinically proven,’ an attribute that should have a meaningful impact on demand for the ingredient.”

pTeroPure is the key novel ingredient in BluScience™, ChromaDex's recently launched line of dietary supplements. BluScience, is now available in more than 17,000 outlets in the U.S, including national drugstore chains, wholesalers and mass channel and internet distributors.

About ChromaDex®:
ChromaDex, Inc. is an innovative natural products company that provides proprietary, science-based solutions and ingredients to the dietary supplement, food & beverage, animal health, cosmetic and pharmaceutical industries. ChromaDex's pipeline of proprietary products include patented pTeroPure® pterostilbene, which was named the 2010 North American Most Promising Ingredient of the Year by the independent research company Frost & Sullivan. The company has also launched ProC3G™, a natural black rice extract containing 40% cyanidin-3-glucoside and is in the process of developing Nicotinamide Riboside, a novel next-generation B-vitamin. All products are backed with extensive scientific research and intellectual property. For more information about pTeroPure, visit www.pteropure.com or call 949-600-9694.

Forward-Looking Statements:
Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the companies' filings with the Securities and Exchange Commission, and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

ChromaDex Media Inquiries:
Chandler Chicco Agency
Keshia Cain, Media Specialist
310-309-1017
kcain@ccapr.com

ChromaDex Investor Contact:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

or

Alex Partners, LLC
Scott Wilfong, President
425- 242-0891
Scott@alexpartnersllc.com

ChromaDex Contact:

Laura Carney, Executive Assistant
949-419-0288
laurac@chromadex.com

*These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

1 Riche DM, Deschamp D, Griswold ME, McEwen CL Riche KD, Sherman JJ, Wofford MR. Impact of pterostilbene on metabolic parameters in humans.  Poster presentation at: American Heart Association 2012 Scientific Sessions on High Blood Pressure Research.

2 Rimando AM, Nagmani R, Feller DR, and Yokoyama W. Pterostilbene, a new agonist for the peroxisome proliferator activated receptor alpha-isoform, lowers plasma lipoproteins and cholesterol in hypercholesterolemic hamsters. J. Agric. Food Chem. 53, 3403 (2005).

3 Pan Z, Agarwal AK, Xu T, Feng Q, Baerson SR, Duke SO, Rimando AM. Identification of molecular pathways affected by pterostilbene, a natural dimethylether analog of resveratrol. BMC Med. Genomics. 1, 7 (2008).

4 Pons L. Agricultural Research/November-December 2006. This work is part of Plant Biological and Molecular Processes(#302) and Quality and Utilization of Agricultural Products (#306), two ARS National Programs described on the World Wide Web at www.nps.ars.usda.gov.

5 Mizuno CS, Ma G, Khan S, Patny A, Avery MA, Rimando AM. Design, synthesis, biological evaluation and docking studies of pterostilbene analogs inside PPARalpha. Bioorg. Med. Chem. 16(7), 3800 (2008).

6 Park ES, Lim Y, Hong JT, Yoo HS, Lee CK, Pyo MY, Yun YP. Pterostilbene, a natural dimethylated analog of resveratrol, inhibits rat aortic vascular smooth muscle cell proliferation by blocking Akt-dependent pathway. Vascul Pharmacol. 53, 61 (2010).

7 Joseph JA, Fisher DR, Cheng V, Rimando AM, and Shukitt-Hale B. Cellular and behavioral effects of stilbene resveratrol analogues: implications for reducing the deleterious effects of aging. J. Agric. Food Chem. 56, 10544 (2008).

8 Shukitt-Hale B, Lau FC, Joseph JA. Berry Fruit Supplementation and the Aging Brain. J. Agric. Food Chem. 56, 636 (2008).

9 Joseph JA, Fisher DR, Cheng V, Rimando AM, and Shukitt-Hale B. Cellular and behavioral effects of stilbene resveratrol analogues: implications for reducing the deleterious effects of aging. J. Agric. Food Chem. 56, 10544 (2008).

10 Shukitt-Hale B, Lau FC, Joseph JA. Berry Fruit Supplementation and the Aging Brain. J. Agric. Food Chem. 56, 636 (2008).

11 Rimando AM, Nagmani R, Feller DR, and Yokoyama W. Pterostilbene, a new agonist for the peroxisome proliferator activated receptor alpha-isoform, lowers plasma lipoproteins and cholesterol in hypercholesterolemic hamsters. J. Agric. Food Chem. 53, 3403 (2005).

12 Perecko T, Jancinova V, Drabikova K, Nosal R, Harmatha J. Structure efficiency relationship in derivatives of stilbene. Comparison of resveratrol, pinosylvin and pterostilbene. Neuro. Endocrinol. Lett. 29(5), 802 (2008).

13 Joseph JA, Fisher DR, Cheng V, Rimando AM, and Shukitt-Hale B. Cellular and behavioral effects of stilbene resveratrol analogues: implications for reducing the deleterious effects of aging. J. Agric. Food Chem. 56, 10544 (2008).

14 Billack B, Radkar V, Adiabouah C. In vitro evaluation of the cytotoxic and antiproliferative properties of resveratrol and several of its analogs. Cell. Mol. Biol. Lett. 13, 553 (2008).

15 Meng XL, Yang JY, Chen GL, Wang LH, Zhang LJ, Wang S, Li J, Wu CF. Effects of resveratrol and its derivatives on lipopolysaccharide induced microglial activation and their structure activity relationships. Chem. Biol. Interact. 174(1), 51 (2008).

16 Asensi M, Medina I, Ortega A, Carretero J, Carmen Bano M, Obrador E, Estrela JM. Inhibition of cancer growth by resveratrol is related to its low bioavailability. Free Radic. Biol. Med. 33, 387 (2002).

17 Roupe KA, Remsberg CM, Yáñez JA, Davies NM. Pharmacometrics of stilbenes: seguing towards the clinic. Curr. Clin. Pharmacol. 1, 81 (2006).

18 Kapetanovic IM, Muzzio M, Huang Z, Thompson TN, McCormick DL. Pharmacokinetics, oral bioavailability, and metabolic profile of resveratrol and its dimethylether analog, pterostilbene, in rats. Cancer Chemother Pharmacol. (2010 Nov 30. Epub ahead of print).

19 Asensi M, Medina I, Ortega A, Carretero J, Carmen Bano M, Obrador E, Estrela JM. Inhibition of cancer growth by resveratrol is related to its low bioavailability. Free Radic. Biol. Med. 33, 387 (2002).

20 Kapetanovic IM, Muzzio M, Huang Z, Thompson TN, McCormick DL. Pharmacokinetics, oral bioavailability, and metabolic profile of resveratrol and its dimethylether analog, pterostilbene, in rats. Cancer Chemother Pharmacol. (2010 Nov 30. Epub ahead of print).

21 Remsberg CM, Yáñez JA, Ohgami Y, VegaVilla KR, Rimando AM, Davies NM. Pharmacometrics of pterostilbene: preclinical pharmacokinetics and metabolism, anticancer, antiinflammatory, antioxidant and analgesic activity. Phytother. Res. 22, 169 (2008).

22 Ferrer P, Asensi M, Segarra R, Ortega A, Benlloch M, Obrador E, Varea MT, Asensio G, Jordá L, Estrela JM. Associationbetween pterostilbene and quercetin inhibits metastatic activity of B16 melanoma. Neoplasia 7, 37 (2005).

23 Based on Chobanian AV, Bakris GL, Black HR, Cushman WC, Green LA, Izzo JL Jr, et al. Seventh report of the Joint National Committee on Prevention, Detection, Evaluation, and Treatment of High Blood Pressure: the complete JNC 7 report. Hypertension 2003;42:1206–52.

24 American Heart Association. Statistical Fact Sheet – Update 2012. High Blood Pressure www.heart.org/idc/groups/heart-public/.../ucm_319587.pdf. Accessed September 18, 2012.

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